CERTIFICATION OF CHIEF EXECUTIVE OFFICER

AND CHIEF FINANCIAL OFFICER

PURSUANT TO 18 U.S.C. SECTION 1350

In connection with the accompanying Quarterly Report on Form 10-QSB of Subei Business Development, Inc. for the Quarter Ending July 31, 2005, I, Liansong Zhang, Chief Executive Officer and Chief Financial Officer of Subei Business Development, Inc. hereby certify pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, to the best of my knowledge and belief, that:

1.    Such Quarterly Report on Form 10-QSB for the period ending July 31, 2005, fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.    The information contained in such Quarterly Report on Form 10-QSB for the period ended July 31, 2005, fairly represents in all material respects, the financial condition and results of operations of Subei Business Development Inc.

Dated: September 13, 2005

SUBEI BUSINESS DEVELOPMENT, INC.

By:	/s/ Liansong Zhang Chief Executive Officer